EXHIBIT 10.12


                       FIRST AMENDMENT TO CREDIT AGREEMENT


THIS FIRST AMENDMENT is made as of the 27 day of June, 1996, and is by and between Rehabilicare, Inc. a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Credit Agreement dated as of December 1, 1994 (the "Credit Agreement") made between the Borrower and the Bank. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested the Bank (i) to renew the Credit to December 31, 1998, and (ii) to make a new term loan to the Borrower in the amount of $600,000.00; and,

WHEREAS, the Bank is willing to grant the Borrower's requests, subject to the provisions of this First Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1.    Section 1.1 of the Credit Agreement is hereby amended by changing clause
      (ii) of the definition of "Acceptable Accounts Receivable" so that, when read in its entirety, it provides as follows:

            (ii) not due from an account debtor of the Borrower's wholesale division, 10% or more of whose account is more than 120 days past the invoice date;

2. Section 1.1 of the Credit Agreement is hereby further amended by changing the definition of "Maturity Date" so that, when read in its entirety, it provides as follows:

            "Maturity Date" shall mean December 31, 1998.

3. Section 1.1 of the Credit Agreement is hereby further amended by changing clause (B) of the definition of "Permitted Liens," so that, when read in its entirety, it provides as follows:

            B. Existing liens as of the date of this Agreement and liens in the Borrower's equipment in favor of the United States Small Business Administration;

4. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definitions:

            "First Term Note" shall mean that certain Real Estate Note dated October 20, 1994 made by the Borrower in the face amount of $1,525,000.00.


            "Notes" shall mean the Current Note, the First Term Note, and the Second Term Note.

            "Second Term Note" shall mean an installment promissory note dated of even date with the First Amendment to this Agreement, and made by the Borrower in the face amount of $600,000.00 payable to the Bank.

5.    The Credit Agreement is hereby amended by adding the following as new
      Section 2A immediately after Section 2:

            2A    The Second Term Loan

            2A.1 Subject to the provisions of Section 3.3 hereof, the Bank shall make a term loan to the Borrower on or before July 15, 1996 in one advance in the amount of $600,000.00. Said term loan shall be non-revolving, and evidenced by the Second Term Note.

            2A.2 Interest on the Second Term Note shall be calculated at an annual rate equal to the Base Rate in effect from time to time, and shall be calculated on the basis of actual number of days elapsed in a year of 360 days. The interest rate on the Second Term Note shall change simultaneously with each change in the Base Rate.

            2A.3 Interest on the Second Term Note shall be payable ON DEMAND, but until such demand is made, interest shall be payable monthly, commencing July 31, 1996, and continuing on the last day of each consecutive month thereafter, and upon maturity.

            2A.4 The principal of the Second Term Note shall be repayable as follows:

                  Thirty-five (35) installments, each in the amount of $16,667.00, commencing July 31, 1996, and continuing on the last day of each consecutive month thereafter through and including May 31, 1999; plus, one (1) final installment in an amount equal to the then-remaining outstanding principal balance of the Second Term Note shall be due and payable on June 30, 1999.

            2A.5 The Borrower may prepay the Second Term Note in whole or from time to time in part without premium or penalty. Partial prepayments may be applied to scheduled installments of principal in inverse order of their maturities.

            2A.6 If, at any time and from time to time, the outstanding principal balance of the Second Term Note exceeds 35% of the value of the Borrower's finished goods inventory, the Borrower shall immediately make a prepayment of principal in an amount sufficient to eliminate such excess.

6. Section 3 of the Credit Agreement is hereby amended by adding the following as new Section 3.3:

            3.3 The Bank shall not fund the term loan contemplated by Section 2A hereof if, as of the date of funding, there exists any Event of Default or any event which, with the giving of notice or the passage of time (or both), could become an Event of Default.

7. Section 4.1, 4.2 and 4.3 of the Credit Agreement are hereby amended by inserting the following immediately after the term "the Current Note" wherever that term appears in said Sections:

            and the Second Term Note

8. Section 4.1 of the Credit Agreement is hereby further amended by adding the following sentence to the end of said Section:

            Notwithstanding the foregoing provisions, the Bank's security interest in the Borrower's equipment shall be subordinate to a security interest held by the United States Small Business Association.

9. Section 6.3(B) of the Credit Agreement is hereby amended by changing the period appearing at the end of said Section to a comma, and inserting the following immediately after said comma:

            (iii) a certification of the Borrower's inventory as of the end of such quarter, and (iv) a detailed aging of the Borrower's receivables as of the end of such quarter.

10. Section 7 of the Credit Agreement is hereby amended by changing the preamble to said Section so that, when read in its entirety, it provides as follows:

            Without the Bank's written consent, for so long as any indebtedness remains outstanding hereunder, the Borrower will not:

11. Section 7.7 of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

            7.7 Minimum Tangible Net Worth. Permit its Tangible Net Worth to be less than (i) $6,100,000.00 as of June 30, 1996, and (ii)
                  $7,100,000.00 as of June 30, 1997 and as of each fiscal year end thereafter.

12. Section 8.1(A) of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

            A. Payment. Default in any payment of interest or of principal on the Current Note, the First Term Note, or the Second Term Note when due, and continuance thereof for 10 calendar days;

13. Sections 8.1 and 8.2 of the Credit Agreement are hereby amended by inserting the following immediately after the term "the Current Note" wherever that term appears in the concluding paragraphs of said Sections:

            and the Second Term Note

14. Section 9.3 of the Credit Agreement is hereby amended by inserting the following immediately after the term "the Current Note" in the fourth line of said Section:

            and the Second Term Note


15. The Borrower and the Bank hereby agree that the terms and conditions governing the First Term Note (and advances made thereunder) are set forth in that certain Construction Loan Agreement dated October 20, 1994. Said loan agreement remains in full force and effect.

16. Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this First Amendment only, shall hereinafter be referred to as the "New Revolving Note"), substantially in the form of attached Exhibit
      A. The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Current Note. All references in the Credit Agreement to the "Current Note" shall be deemed to mean the New Revolving Note. Exhibit A to this First Amendment shall replace Exhibit A to the Credit Agreement.

17. Simultaneously with the execution of this First Amendment, the Borrower shall also execute and deliver to the Bank the Second Term Note.

18.   The Borrower hereby represents and warrants to the Bank as follows:

            A. As of the date of this First Amendment, the outstanding principal balance of the Current Note is $1,020,000.00, and accrued but unpaid interest thereon equals $ 6,580.53.

            B. The Credit Agreement, the Current Note and the Security Agreement constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatement or recoupment.

            C. As of the date of this First Amendment, (i) all of the representations and warranties contained in Section 5.1, 5.4 and 5.5 of the Credit Agreement are true, and (ii) there exists no Event of Default and no event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

            D. The execution, delivery and performance of this First Amendment, the New Revolving Note and the Second Term Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

            E. All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from March 31, 1996 to the date hereof.

19. Upon request by the Bank, the Borrower shall deliver a Norwest Corporate Certificate Of Authority to the Bank dated as of the date of this First Amendment, and in form and content acceptable to the Bank.


20. Except as expressly modified by this First Amendment, the Credit Agreement remains unchanged and in full force and effect.


IN WITNESS WHEREOF, the Borrower and the Bank have executed this First Amendment as of the date first written above.


REHABILICARE, INC.                     NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION

By:  S/B DAVID B. KAYSEN               By:  S/B MICHAEL B. OLSON
     ------------------------------         ----------------------------------
                                            Michael B. Olson,
Its: President & CEO                        Vice President


By:  S/B W. GLEN WINCHELL
     ------------------------------

Its: Vice President of Finance
     ------------------------------



                                 PROMISSORY NOTE

$2,000,000.00                                                 June   27  , 1996
                                                                  ------


      FOR VALUE RECEIVED, the undersigned, REHABILICARE, INC., a Minnesota corporation with offices in New Brighton, Minnesota, promises to pay on December 31, 1998 to the order of Norwest Bank Minnesota, National Association (the "Bank") at the Bank's Central Office or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder as shown by the Bank's liability record on the dates payments are due hereunder, together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at an annual rate equal to the rate of interest established from time to time by the Bank as its Base Rate. The interest rate of this Note shall change simultaneously with each change in the Base Rate. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

      Interest on this Note is payable ON DEMAND, but until such demand is made, interest shall be payable monthly, commencing June 30, 1996, and continuing on the last day of each succeeding month.

      This Note constitutes the Current Note issued pursuant to the provisions of that certain Credit Agreement dated December 1, 1994, as amended by a First Amendment of even date herewith (as amended, the "Credit Agreement'), made between the undersigned and the Bank. Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, is secured, may be prepaid voluntarily, may be subject to mandatory prepayment, may be reborrowed and may be accelerated.

      Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor. This Note shall be governed by the substantive laws of the State of Minnesota.

                                     REHABILICARE, INC.

                                     By:  S/B DAVID B. KAYSEN
                                          ------------------------------------


                                     Its: President & CEO
                                          ------------------------------------



                                     By:  S/B W. GLEN WINCHELL
                                          ------------------------------------

                                     Its: Vice President of Finance
                                          ------------------------------------


                                    EXHIBIT A